EXHIBIT 11.1
------------


                      STATEMENT RE: COMPUTATION OF EARNINGS

                                                                  Six Months Ended
                                                                       June 30,
                                                          ================================
                                                             1997                  1996
                                                          ----------            ----------
Primary and Fully Diluted                                  4,662,695             3,227,177
         Average shares outstanding
         Net effect of common stock equivalents
                                                          ----------            ----------
         Total                                             4,662,695             3,227,177
                                                          ==========            ==========
         Net loss                                         (1,751,920)           (1,197,168)
                                                          ==========            ==========
         Per share (loss):                                     (0.38)                 (.37)
                                                          ==========            ==========


                                                                  Three Months Ended
                                                                       June 30,
                                                          ================================
                                                             1997                  1996
                                                          ----------            ----------
Primary and Fully Diluted
         Average shares outstanding                        5,026,979             3,490,928
         Net effect of common stock equivalents                  --                    --
                                                          ----------            ----------
         Total                                             5,026,979             3,490,928
                                                          ==========            ==========
         Net loss                                         (1,225,080)             (826,417)
                                                          ==========            ==========
         Per share (loss):                                      (.24)                 (.24)
                                                          ==========            ==========



                                       16